UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2011

XO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)

(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Revolving Promissory Note

     The discussion of the Amendment, as defined below, set forth in Item 2.03 is incorporated in this Item 1.01 by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

First Amendment to Revolving Promissory Note

     At the request of XO Communications, LLC (“XO LLC”), a wholly owned subsidiary of XO Holdings, Inc., Arnos Corp. (“Arnos”), a company affiliated with XO Holdings’ chairman, Carl C. Icahn, entered into a first amendment to  revolving promissory note with XO LLC dated as of February 11, 2011 (the “Amendment”). The Amendment extends the latest maturity date of the revolving promissory note from October 8, 2010 to May 1, 2012. Accordingly, the maturity date of the revolving promissory note is the earliest of (i) May 1, 2012, (ii) the date on which any financing transaction, whether debt or equity, is consummated by the company or certain of its affiliates in an amount equal to or greater than $50 million, and (iii), at the company’s option, a date selected by the company that is earlier than May 1, 2012.  As of February 11, 2011, no amounts have been drawn on the revolving promissory note.

    The foregoing discussion of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated in this Item 2.03 by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Revolving Promissory Note, dated as of February 11, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Laura W. Thomas
	Name:	Laura W. Thomas
	Title:	Senior Vice President and Chief Financial Officer

Date: February 11, 2011